IEG Holdings Corporation Announces Record Q1 Revenue and Surpasses $12 Million Cumulative Loan Volume Level

Q1 revenue increased 54% Y-O-Y

Management plans to capitalize on recent P2P lending sector challenges

Las Vegas, Nevada – (May 13, 2016) – IEG Holdings Corporation (OTCQX: IEGH) announced today that its first quarter revenue increased 54% in 2016 to $524,972 from $340,336 in 2015, driven by continued strong loan volume growth. Since January 2015, cumulative loan volume has increased by 117% from $5,549,023 to $12,049,023 as of May 12, 2016. Other highlights were the raising of substantial additional equity capital over March and April, 2016 which will enable an acceleration of short term loan volume growth.

“Management believes the substantially increased regulatory and financing scrutiny on the P2P lending sector is a significant positive going forward for the Mr. Amazing Loans business. IEGH is not a P2P lender, however, we expect some of the P2P players will implode, leading to less overall consumer loan provider competition. We anticipate that this will result in cheaper customer acquisition costs for online, state regulated, balance sheet lenders with strong underwriting standards such as IEGH.” said Paul Mathieson, CEO of IEG Holdings Corporation.

IEGH’s rapid loan volume growth is being driven by the online lending website, www.mramazingloans.com, low acquisition cost lead sources and continued state license expansion. Management aims for IEGH to be in a position to offer loans in 25 US states during 2016, covering approximately 240 million people and representing 75% of the US population.

Please visit http://ir.investmentevolution.com/financial-results for a copy of IEGH’s quarterly report on Form 10-Q, as filed with the Securities and Exchange Commission yesterday.

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About IEG Holdings Corporation

IEG Holdings Corporation (IEGH) provides online unsecured consumer loans under the brand name, “Mr. Amazing Loans,” via its website, www.mramazingloans.com, in 17 US states. The Company offers $5,000 loans over a term of five years at a 23.9% to 29.9% APR. IEG Holdings plans future expansion to 25 US states during 2016. For more information about the Company, visit www.investmentevolution.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of IEGH’s website referenced herein are not incorporated into this press release.

Contact:

Company

Paul Mathieson

IEG Holdings Corporation

Chairman/CEO and Founder

info@investmentevolution.com

+1-702-227-5626

Investor Relations

Ted Haberfield

MZ Group | President – MZ North America

Direct: 760-755-2716

thaberfield@mzgroup.us

www.mzgroup.us